EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127737 on Form S-8 of BankFinancial Corporation of our report dated June 5, 2020 appearing in this Annual Report on Form 11-K of BankFinancial and Subsidiaries Assoc. Investment Plan for the year ended December 31, 2019.

/s/ Wipfli LLP

Milwaukee, Wisconsin

June 5, 2020